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                                                                 Exhibit (h)(29)

                     Nicholas-Applegate Institutional Funds
                          600 West Broadway, 30th Floor
                           San Diego, California 92101



                                December 31, 2003



Nicholas-Applegate Capital Management
600 West Broadway, 29th Floor
San Diego, California 92101


Ladies and Gentlemen:

         This will confirm our agreement that Schedules to the Administrative Services Agreement between us dated November 8, 2002 is hereby amended. The full list of Funds covered by the Agreement and the fees payable with respect to each such Fund shall be as set forth on Exhibits A and B hereto.

         In all other respects, the Administrative Services Agreement will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

                                            Very truly yours,



                                            Deborah A. Wussow
                                            Assistant Secretary


AGREED:
Nicholas-Applegate Capital Management



By:   ____________________________
         Charles H. Field, Jr.
         Deputy General Counsel



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                                   SCHEDULE A

                                LIST OF PORTFOLIOS

--------------------------------------  ---------------------------------------

U.S. Large Cap Select Growth Fund       International Growth Fund

U.S. Large Cap Value Fund               International Growth Opportunities Fund

U.S. Equity Growth Fund                 Global Select Fund

U.S. Systematic SMID Growth Fund        International Systematic Fund

U.S.  Emerging Growth Fund              Emerging Countries Fund

U.S. Mini Cap Growth Fund

U.S. High Yield Bond Fund

U.S. Convertible Fund

U.S. Small Cap Value


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                                   SCHEDULE B

                                  FEE SCHEDULE

                  FUND                     SHARE CLASS                 FEE

U.S. Large Cap Select Growth                    I                     0.15%
U.S. Large Cap Select Growth                   II                     0.10%
U.S. Large Cap Select Growth                   III                    0.05%
U.S. Large Cap Select Growth                   IV                     0.00%
U.S. Large Cap Select Growth                    R                     0.15%
U.S. Large Cap Value                            I                     0.15%
U.S. Large Cap Value                           II                     0.10%
U.S. Large Cap Value                           III                    0.05%
U.S. Large Cap Value                           IV                     0.00%
U.S. Large Cap Value                            R                     0.15%
U.S. Equity Growth                              I                     0.07%
U.S. Equity Growth                             II                     0.05%
U.S. Equity Growth                             III                    0.02%
U.S. Equity Growth                             IV                     0.00%
U.S. Equity Growth                              R                     0.07%
U.S. Systematic SMID Growth                     I                     0.10%
U.S. Systematic SMID Growth                    II                     0.05%
U.S. Systematic SMID Growth                    III                    0.02%
U.S. Systematic SMID Growth                    IV                     0.00%
U.S. Emerging Growth                            I                     0.12%
U.S. Emerging Growth                            R                     0.12%
U.S. Mini Cap Growth                            I                     0.12%
U.S. High Yield Bond                            I                     0.10%
U.S. High Yield Bond                           II                     0.05%
U.S. High Yield Bond                           III                    0.02%
U.S. High Yield Bond                           IV                     0.00%
U.S. High Yield Bond                            R                     0.10%
U.S. Convertible                                I                     0.10%
U.S. Convertible                               II                     0.05%
U.S. Convertible                               III                    0.02%
U.S. Convertible                               IV                     0.00%
U.S. Small Cap Value                            I                     0.12%
International Growth                            I                     0.25%
International Growth                           II                     0.17%
International Growth                           III                    0.12%
International Growth                           IV                     0.05%
International Growth                            V                     0.00%
International Growth                            R                     0.25%
Global Select                                   I                     0.07%

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
                  FUND                     SHARE CLASS                 FEE
Global Select                                  II                     0.05%
Global Select                                  III                    0.02%
Global Select                                  IV                     0.00%
International Systematic                        I                     0.17%
International Systematic                       II                     0.10%
International Systematic                       III                    0.05%
International Systematic                       IV                     0.00%
Emerging Countries                              I                     0.20%
Emerging Countries                             II                     0.12%
Emerging Countries                             III                    0.07%
Emerging Countries                             IV                     0.03%
Emerging Countries                              V                     0.00%